Exhibit 10.1

THE FRANCIS G. NEWLANDS BUILDING

ADDENDUM NO. 4 TO OFFICE LEASE

THIS ADDENDUM NO. 4 TO OFFICE LEASE (this “Addendum No. 4”) is made and entered into this 2nd day of April, 2008, by and between NEWLANDS BUILDING VENTURE, LLC, a Maryland limited liability company, hereinafter called “Lessor”, and COSTAR REALTY INFORMATION, INC., a Delaware corporation, hereinafter called “Lessee”.

WITNESSETH:

WHEREAS, by Office Lease dated August 12, 1999, as amended by Addendum No. 1 dated May 15, 2000 and Addendum No. 2 dated July 1, 2000, Lessor leased to Lessee approximately 60,041 square feet of rentable area (the “Original Demised Premises”) on the ninth (9th), tenth (10th) and eleventh (11th) floors of the office building situated at Two Bethesda Metro Center, Bethesda, Maryland (the “Building”), together with certain storage space therein;

WHEREAS, pursuant to Addendum No. 3 dated May 12, 2004 (the “Addendum No. 3”), and said Office Lease as so amended by Addenda Nos. 1-3, collectively, the “Lease”), Lessor leased to Lessee additional space on the fourth (4th) floor of the Building comprising approximately 13,522 square feet of rentable area (the “Additional Space”); and

WHEREAS, Lessee desires to terminate the Lease with respect to the Additional Space, and Lessor is willing to agree to such early termination with respect to the Additional Space, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto do mutually agree that the Lease shall be and is hereby amended to provide as follows, all capitalized terms being as defined in the Lease unless otherwise noted herein:

1.	TERMINATION OF ADDITIONAL SPACE

The term of the Lease with respect to the Additional Space is terminated effective as of 11:59 p.m. on April 27, 2008 (the “Partial Termination Date”), with the same force and effect as if such date were the expiration date under the Lease with respect to the Additional Space.  From and after the Partial Termination Date, the remaining premises leased by Lessee pursuant to the Lease shall be the Original Demised Premises, and all references in the Lease to “Demised Premises” shall mean and refer to the Original Demised Premises.  On or before 11:59 p.m. on the Partial Termination Date, Lessee shall surrender the Additional Space to Lessor free and clear of all occupancies and tenancies and in good order, repair and condition, broom clean and free of all personal property, furnishings and debris, and otherwise in accordance with the provisions of the Lease.

If Lessee fails to surrender the Additional Space as required herein on or before the Partial Termination Date, Lessee shall be a holdover tenant with respect to the Additional Space and the terms and conditions of Section 33 of the Lease, including without limitation Lessee’s liability to pay to Lessor the amounts specified therein, shall apply to any holdover occupancy of the Additional Space.

Lessee has advised Lessor that it has made arrangements with the new tenant of the Additional Space, General Electric Capital Corporation (“GECC”), whereby Lessee would leave the existing furniture in the Additional Space and GECC would acquire same.  Accordingly, so long as GECC does not object, Lessee may surrender the Additional Space with the existing furniture remaining.

2.	RENT

Subject to the terms and conditions of this Addendum No. 4, Lessee shall have no obligation to pay “Additional Monthly Rent” pursuant to Section 3 of Addendum No. 3, accruing with respect to any period from and after the Partial Termination Date.

3.	RENTAL ESCALATION FOR INCREASES IN EXPENSES

Subject to the terms and conditions of this Addendum No. 4, Lessee shall have no obligation to pay additional rent with respect to Lessee’s Additional Space Proportionate Share of increases in Operating Expenses and increases in Operating Costs accruing with respect to any period from and after the Partial Termination Date.

4.	BROKER AND AGENT

Lessor and Lessee each represents and warrants one to another that it has not employed any broker, agent or finder in carrying on the negotiations, nor had any dealings with any broker, agent or finder relating to this Addendum No. 4.  Lessor shall indemnify and hold Lessee harmless, and Lessee shall indemnify and hold Lessor harmless, from and against any claims or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

5.	PARKING

Effective as of the Partial Termination Date, Lessee and its employees shall have no further right to use any parking contracts entered into by Lessee in connection with the leasing of the Additional Space pursuant to the Addendum No. 3, and same shall be terminated automatically.

6.	CONTINGENCY.

This Addendum No. 4 is contingent upon receipt by Lessor of a lease addendum from GECC with respect to the leasing of the Additional Space, in form and substance satisfactory to Lessor in its sole discretion (the “GE Addendum”).  If Lessor does not receive the GE Addendum on or before April 3, 2008, this Addendum No. 4 shall be null and void ab initio.  On or before April 4, 2008, Lessor shall notify Lessee or Lessee’s broker (by email or other written correspondence) whether or not Lessor received the GE Addendum.  At 9:00 a.m. on April 28, 2008, Lessor and Lessee shall inspect the Additional Space with GECC.

7.	FACSIMILE/COUNTERPART EXECUTION

Execution and delivery of this Addendum No. 4 by facsimile or pdf shall be binding on the parties with the same effect as delivery of an original signature.  This Addendum No. 4 may be executed in counterparts, which together shall constitute a single instrument.

8.	LEASE PROVISIONS APPLICABLE

Except to the extent expressly modified by this Addendum No. 4, all of the terms and conditions of the Lease, as amended or supplemented hereby, shall remain in full force and effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Lessor and Lessee have caused this Addendum No. 4 to be signed in their names by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by its terms and provisions.

LESSOR:

NEWLANDS BUILDING VENTURE, LLC
a Maryland limited liability company

By:           The Chevy Chase Land Company
 of Montgomery County, Maryland,
Attest:                                                                                 Managing Member

      /s/ illegible                       By:  /s/ Michele H. Cornwell
Secretary                                                                     Name:  Michele H. Cornwell
(SEAL)                                                                        Title:  Senior Vice President

LESSEE:

Attest:                                                                   COSTAR REALTY INFORMATION, INC.
a Delaware corporation

       /s/ Jonathan Coleman
By:  /s/ Brian Radecki
Secretary                                                                     Name:  Brian Radecki
(SEAL)                                                                Title: CFO

STATE OF MARYLAND
COUNTY OF MONTGOMERY, ss:

I, Maoca V..O. Piehuta, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Michele H. Cornwell Sr. VP, who is personally well known to me as the person who executed the foregoing and annexed Addendum No. 4, dated the 2nd day of April 2008, on behalf of Lessor, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Addendum No. 4 to be the act and deed of The Chevy Chase Land Company of Montgomery County, Maryland, as Managing Member of and for and on behalf of the Lessor, and delivered the same as such.

GIVEN under my hand and seal this 2nd day of April, 2008.

      /s/ Maoca V.O. Piehuta
                            Notary Public
My commission expires:  8/13/2011

STATE OF MARYLAND
COUNTY OF MONTGOMERY,  ss:

I, Lisa Springer, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Brian Radecki, who is personally well known to me to be the person who executed the foregoing and annexed Addendum No. 4, dated the 2nd day of April, 2008 on behalf of Lessee, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Addendum No. 4 to be the act and deed of CoStar Realty Information, Inc., and delivered the same as such.

GIVEN under my hand and seal this 2nd day of April, 2008.

      /s/ Lisa Springer
                            Notary Public
My commission expires:  January 7, 2009